UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2009

BEFUT International Co., Ltd.
(Exact name of registrant as specified in charter)

Nevada	0-51336	20-2777600
(State of or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

No. 90-1 Hongji Street
Xigang District Dalian City
Liaoning Province, PRC, 116011
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (011)-86-411-83678755

FREZER, INC
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 18, 2009, the Company effectuated a name change from its original name “Frezer, Inc.” to “BEFUT International Co., Ltd.”. The Company believes that the new name will better identify the Company with the business conducted by its indirectly wholly owned subsidiary in China, Befut Electric (Dalian), Co., Ltd. and its captive manufacturing company, Dalian Befut Wire & Cable Manufacturing Co., Ltd..

In connection with the name change, the Company filed with the Secretary of State of the State of Nevada an Amended and Restated Articles of Incorporation (the “Charter”). A certified copy of the Charter is filed herein as Exhibit 3.1.

Item 8.01	Other Events

On June 18, 2009, the same day as the effectiveness of the company’s name change as referenced above, the Company effectuated a 1 for 4.07 Reverse Split of its outstanding Common Stock (the “Reverse Split”). Pursuant to the Reverse Split, 4.07 of the outstanding shares of the Company’s Common Stock on the effective date of the Reverse Split will be automatically converted into 1 share of its Common Stock. The Reverse Split will not alter the number of shares of the Common Stock the Company is authorized to issue, but will simply reduce the number of shares of its Common Stock issued and outstanding. Any fractional share issued as a result of the Reverse Split will be rounded up. In addition, any shareholder owning at least 100 shares but less than 407 shares of the Company’s Common Stock on June 17, 2009 will own at least 100 shares after giving effect to the Reverse Split. It is for the best interests of the Company to give such special treatment to those shareholders in order to preserve round lot shareholders.

The Reverse Split does not require a charter amendment pursuant to Paragraphs 1(a) and (b) of Nevada Revised Statutes 78.2055; however, it requires the approval by a majority of the voting power of the Common Stock, which the Company obtained on April 28, 2009 as set forth in the definitive Information Statement on Schedule 14C (the “14C”) filed with the Securities and Exchange Commission on May 11, 2009. The Company completed the distribution of the 14C to the shareholders of record on May 11, 2009 by May 21, 2009.

As a result of the Name Change and Reverse Split, the Company’s CUSIP number was changed from 358341204 to 05540J 104. The stock symbol of the Company was changed from “FREZ.OB” to “BFTI.OB”, effective June 18, 2009.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.
The following is filed as exhibits to this report:

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of BEFUT International Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2009	BEFUT International Co., Ltd. By: /s/ Hongbo Cao Name: Hongbo Cao Title: President and Chief Executive Officer